 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 23, 1998

                                                REGISTRATION NO. 333-42971
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                           GLOBALTEL RESOURCES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            WASHINGTON                             4813                             91-1663099
  (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                           1520 EASTLAKE AVENUE EAST
                           SEATTLE, WASHINGTON 98102
                      (206) 720-7250, FAX (206) 720-7251
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                  RONALD P. ERICKSON, CHIEF EXECUTIVE OFFICER
                           1520 EASTLAKE AVENUE EAST
                           SEATTLE, WASHINGTON 98102
                      (206) 720-7250, FAX (206) 720-7251
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                --------------

                                  COPIES TO:

        THOMAS S. HODGE                             RONALD J. LONE
          AUDREY HWANG                            CHRISTOPHER J. VOSS
HELLER EHRMAN WHITE & MCAULIFFE                      LEE J. BRUNZ
      6100 COLUMBIA CENTER                          STOEL RIVES LLP
        701 FIFTH AVENUE                           ONE UNION SQUARE
   SEATTLE, WASHINGTON 98104               600 UNIVERSITY STREET, 36TH FLOOR
   TELEPHONE: (206) 447-0900                   SEATTLE, WASHINGTON 98101
   FACSIMILE: (206) 447-0849                   TELEPHONE: (206) 624-0900
                                               FACSIMILE: (206) 386-7500

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effectiveness of this Registration Statement.
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                                --------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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


                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 27. EXHIBITS

                                                                     SEQUENTIAL
 EXHIBIT                                                                PAGE
 NUMBER(1)                 DESCRIPTION OF DOCUMENT                     NUMBER
 ---------                 -----------------------                   ----------
    *1.1   Form of Underwriting Agreement
     3.1   Articles of Incorporation, as amended
     3.2   Bylaws
    *4.1   Specimen Common Stock Certificate
     4.2   Form of Stock Purchase Warrant
     4.3   Form of Stock Purchase Warrant
     4.4   Form of Stock Purchase Warrant
     4.5   Form of Stock Purchase Warrant
     4.6   Form of Promissory Note
     4.7   Form of Promissory Note
     4.8   Form of Promissory Note
     4.9   Form of Promissory Note
    *5.1   Opinion of Heller Ehrman White & McAuliffe
    10.1   GlobalTel Resources, Inc. 1996 Stock Option Plan
    10.2   Form of Incentive Stock Option Agreement
    10.3   Form of Nonqualified Stock Option Agreement
    10.4   Form of Director Nonqualified Stock Option Agreement
    10.5   Form of Indemnification Agreement with officers and
           directors
    10.6   Form of Employment Agreement
    10.7   Office lease dated as of June 10, 1996 by and between
           the Company, as Lessee, and One Wilshire Arcade
           Imperial, Ltd., as Lessor, together with First
           Amendment thereto dated June 24, 1997.
   +10.8   Carrier Agreement dated as of August 20, 1996 by and
           between Primecall, Inc. and Cable & Wireless, Inc.
   +10.9   Reciprocal Telecommunications Agreement dated as of
           December 3, 1996 by and between STAR Vending, Inc. and
           Primecall, Inc.
   +10.10  Switch Port Lease and Service Agreement dated as of
           August 7, 1996 by and between Primecall, Inc. and World
           Touch, Inc.
   +10.11  Trilogy Telemanagement Service Agreement dated as of
           April 2, 1997 by and between Trilogy Telemanagement,
           L.L.C. and Primecall, Inc.
   +10.12  Agreement for Managed Data Network Services dated April
           28, 1995 (the "Scitor ITS Agreement") by and between
           NetStar International Telecommunications, Inc.
           ("NetStar") and Scitor International Telecommunications
           Services, Inc. ("Scitor ITS"), together with Amendment
           No. 1 to the Scitor ITS Agreement dated February 21,
           1996 between NetStar, Scitor ITS and GFP Group, Inc.
   +10.13  Exclusive Services and Marketing Agreement dated as of
           April 15, 1997 between the Company and International
           Business Network for World Commerce & Industry, Ltd.
 **+10.14  Master Task Agreement dated as of September 19, 1997 by and between GFP Group, Inc. and Novell, Inc.

                                                                     SEQUENTIAL
 EXHIBIT                                                                PAGE
  NUMBER                   DESCRIPTION OF DOCUMENT                     NUMBER
 -------                   -----------------------                   ----------
 **+10.15 Novell Business Internet Services Affiliate Service
          Platform Statement of Work to Agreement No. 97-
          GlobalTel-001 dated October 21, 1997 between Novell,
          Inc. and GFP Group, Inc.
    10.16 Share Exchange Agreement dated as of December 29, 1995 by and among the Company and certain holders of shares
          of capital stock of GFP Group, Inc.
    10.17 GlobalTel Resources, Inc. 1997 Employee Stock Purchase
          Plan
   *11.1  Statement of computation of net income per share
    23.1  Consent of Heller Ehrman White & McAuliffe (contained in
          Exhibit 5.1)
    23.2  Consent of Arthur Andersen LLP, Independent Public
          Accountants
    24.1  Power of Attorney (Page II-5)
    27.1  Financial Data Schedule

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(1) Unless otherwise indicated, exhibit was filed as an identically numbered exhibit to this Registration Statement on Form SB-2 as originally filed with the Commission on December 22, 1997.
+ Portions of this exhibit have been omitted pursuant to an application for an order granting confidential treatment. The omitted portions have been separately filed with the Commission.
*  To be filed by amendment.

** Exhibit is filed herewith.

                                   SIGNATURES

  IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM SB-2 AND AUTHORIZED AMENDMENT NO. 1 TO THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, IN THE CITY OF SEATTLE, STATE OF WASHINGTON ON JANUARY 23, 1998.

                                          GLOBALTEL RESOURCES, INC.

                                            /s/ Eric D. Orse
                                          By: _________________________________

                                            Eric D. Orse

                                            Director of Finance and Treasurer


  In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                          OFFICE                    DATE
             ---------                          ------                    ----
Ronald P. Erickson *                 Chairman of the Board,         January 23, 1998
____________________________________   President and Chief
Ronald P. Erickson                     Executive Officer
                                       (Principal Executive
                                       Officer)

/s/ Eric D. Orse                     Director of Finance and        January 23, 1998
____________________________________   Treasurer
Eric D. Orse                           (Principal Financial and
                                       Accounting Officer)

Ronald B. Fox *                      Senior Vice President and      January 23, 1998
____________________________________   Director
Ronald B. Fox

Randall J. Ottinger *                Director                       January 23, 1998
____________________________________
Randall J. Ottinger

Bruce L. Crockett *                  Director                       January 23, 1998
____________________________________
Bruce L. Crockett

Frank E. Krentzman *                 Director                       January 23, 1998
____________________________________
Frank E. Krentzman

Michael S. Brownfield *              Director                       January 23, 1998
____________________________________
Michael S. Brownfield


             SIGNATURE                          OFFICE                    DATE
             ---------                          ------                    ----
Paul H.F.M. van de Plas *            Director                       January 23, 1998
____________________________________
Paul H.F.M. van de Plas

Steven S.V. Wong *                   Director                       January 23, 1998
____________________________________
Steven S.V. Wong

Lyman C. Hamilton *                  Director                       January 23, 1998
____________________________________
Lyman C. Hamilton

*By: /s/ Eric D. Orse                                               January 23, 1998
     _______________________________
     Eric D. Orse
     Attorney-In-Fact


                           GLOBALTEL RESOURCES, INC.

                               INDEX TO EXHIBITS

   EXHIBIT
   NUMBER                          EXHIBIT DESCRIPTION
   -------                         -------------------
   +10.14  Master Task Agreement dated as of September 19, 1997 by and between
           GFP Group, Inc. and Novell, Inc.

   +10.15  Novell Business Internet Services Affiliate Services Platform
           Statement of Work to Agreement No. 97-GlobalTel-001 dated October
           21, 1997 between Novell, Inc. and GFP Group, Inc.

--------

+ Portions of this exhibit have been omitted pursuant to an application for an order granting confidential treatment. The omitted portions have been separately filed with the Commission.